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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
 Shareholders of Blue Rhino Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Amended and Restated Stock Option Plan for Non-Employee Directors of our report dated September 22, 1998 (except for the information in Note 21 for which the date is February 8, 1999) relating to the consolidated financial statements, which appears in Blue Rhino Corporation's Annual Report on Form 10-K/A-1 for the year ended July 31, 1998.

/s/ PricewaterhouseCoopers LLP

June 14, 1999